Exhibit 99.1

CONSENT OF ROBERT A. STANGER & CO., INC.

We consent to the references to our name, valuation methodologies, assumptions and value conclusions of our report, dated April 20, 2020, prepared by us with respect to the valuation of the portfolio of 114 properties wholly-owned by SmartStop Self Storage REIT, Inc. (the “Company”), which is contained in this Current Report on Form 8-K and incorporated by reference in the Company’s Registration Statement on Form S-3 (SEC File No. 333-214848) and the Company’s Registration Statement on Form S-8 (SEC File No. 333-235752). In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

Sincerely,

Robert A. Stanger & Co., Inc.

By:	/s/ Robert A. Stanger & Co., Inc.

Date: April 22, 2020